BUSINESS UPDATE THIRD QUARTER 2025 November 10, 2025 NASDAQ: ASTS

Forward Looking Statements This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025 and Form 10-Q filed with the SEC on May 12, 2025 and November 10, 2025. AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 3, 2025 and Form 10-Q filed with the SEC on May 12, 2025 and November 10, 2025. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Use of Non-GAAP Financial Measures Adjusted operating expense is an alternative financial measure used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We believe Adjusted operating expenses is a useful measure across time in evaluating the Company's operating performance as we use Adjusted operating expenses to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expense is a non-GAAP financial measure that has no standardized meaning prescribed by U.S. GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definition, it may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of total operating expenses. Industry and Market Data This presentation includes market data and other statistical information from sources believed to be reliable, including independent industry publications, governmental publications or other published independent sources. Although AST SpaceMobile believes these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks and Trade Names AST SpaceMobile owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with AST SpaceMobile, or an endorsement or sponsorship by or of AST SpaceMobile. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that AST SpaceMobile will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Space-Based Cellular Broadband Network Building the First and Only

KEY HIGHLIGHTS Significant contract wins with the signing of definitive commercial agreements with stc Group and Verizon, as well as additional traction with U.S. Government customer Started multi-provider orbital launch campaign following shipment of BlueBird 6 to India with launch expected in first half of December Secured over $1.0 billion in aggregate contracted revenue commitments from partners as commercialization efforts and integration with partner networks accelerate Robust balance sheet with over $3.2 billion in cash, cash equivalents, restricted cash and liquidity, pro forma for convertible notes offering, monetized capped call, and aggregate proceeds and availability under the ATM facility (as of September 30, 2025)

Verizon agreement further expands strategic partnership announced in May 2024 and positions AST SpaceMobile to target 100% geographical coverage in the continental United States stc Group agreement covers Saudi Arabia and other key regional markets in the Middle East and North Africa, with a 10-year term and $175.0 million prepayment for future services Significant contract wins with the signing of definitive commercial agreements with stc Group and Verizon, as well as additional traction with U.S. Government customer Received new contract award with the U.S. Government as prime contractor, subject to contract negotiations, while continuing to perform against existing contracts SIGNED DEFINITIVE COMMERCIAL AGREEMENTS WITH STC GROUP AND VERIZON

Announced intention with Vodafone for new EU constellation serving mobile network operators across Europe, with Germany as satellite operations center Initial activation in key markets including nationwide intermittent service across the continental United States, with plans for activations in Canada, Japan, Saudi Arabia, and the United Kingdom in early 2026 Secured over $1.0 billion in AGGREGATE contracted revenue commitments from partners as commercialization efforts and integration with partner networks accelerate Potential coverage 50+ MNO partners with nearly 3 billion subscribers globally Selected MNO Partners Company reiterates its second-half 2025 revenue guidance of $50.0 million to $75.0 million GAAP revenue of $14.7 million in Q3 of 2025 driven by U.S. Government contract milestones and gateway deliveries

AST SpaceMobile

STARTED MULTI-PROVIDER ORBITAL LAUNCH CAMPAIGN FOLLOWING SHIPMENT OF BLUEBIRD 6 TO INDIA WITH LAUNCH EXPECTED IN FIRST HALF OF DECEMBER

- BlueBird 7 expected to ship to Cape Canaveral in November with orbital launch anticipated shortly thereafter
- On track for five orbital launches expected by the end of Q1 2026, with launches every one to two months on average to reach goal of 45 to 60 satellites by end of 2026
- BlueBird 8 to BlueBird 19 are in various stages of production and expect to complete assembly of 40 satellites equivalent of microns by early 2026
- Proprietary ASIC with up to 10 GHz of processing bandwidth planned for first integration during Q1 2026


BLUEBIRD 6
has completed final assembly and testing and is ready for flight


AST SpaceMobile
WORLD'S LARGEST COMMERCIAL LEO SPACECRAFT
MEETS WORLD'S LARGEST CARGO AIRCRAFT

BLUEBIRD 6 SHIPPED TO INDIA







EXPECTED TO COMPLETE ASSEMBLY OF 40 SATELLITES EQUIVALENT OF MICRONS BY EARLY 2026

7

Target Block 2 BlueBird Deployment Plan to Reach 45-60 Satellites in Orbit During 2025 and 2026 Note: Expected satellite(s) ready for shipment plans as of August 2025. The timing of shipment of the Block 2 BlueBird satellites are contingent on a number of factors including satisfactory and timely completion of the assembly and testing of the Block 2 BlueBird satellites, regulatory approvals for the shipment, availability of capital, many of which are beyond our control. Launch # 1 2 3 4 5 6 7 8 9 10 11 12 13 Microns For Phased Array Completed       Dec 2025 Jan 2026 Feb 2026 Mar 2026 Apr 2026 May 2026 Jun 2026 Satellite(s) Ready to Ship  Nov 2025 Dec 2025 Dec 2025 Jan 2025 Feb 2026 Feb 2026 Mar 2026 Apr 2026 May 2026 Jun 2026 Jul 2026 Aug 2026

Initial activation in key markets including nationwide intermittent service across the continental United States, with plans for activations in Canada, Japan, Saudi Arabia, and the United Kingdom in early 2026 UNITED STATES ACTIVATION OUTLOOK GLOBAL ACTIVATION OUTLOOK

Comprehensive Global Spectrum Strategy with Shared MNO Frequencies and Controlled MSS Frequencies 1,150 MHz low- and mid-band tunable MNO spectrum globally 45 MHz of AST SpaceMobile-licensed MSS mid-band spectrum in North America 60 MHz of AST SpaceMobile-licensed S-band spectrum priority rights globally Allocated spectrum of 50+ MNO partners 80+ MHz of spectrum in the U.S. for satellite and terrestrial usage

OPERATING AND CAPITAL METRICS $M Non-GAAP. See appendix for a reconciliation. Adjusted operating expenses is equal to total operating expense adjusted to exclude depreciation and amortization and stock based-compensation expense. Depreciation and amortization for the three months ended September 30, 2025 and June 30, 2025 was $12.7 million and $11.7 million, respectively. Stock-based compensation for the three months ended September 30, 2025 and June 30, 2025 consisted of $8.0 million and $3.3 million of engineering services costs and $6.0 million and $7.2 million of general and administrative costs, respectively. Adjusted operating expenses in Q2 and Q3 2025 included transaction expenses from the completion of our L-band and S-band spectrum transactions, the non-recourse senior-secured delayed-draw term loan facility, and now-completed pre-regulatory approval bridge loan, in addition to the continued work of standing up our joint venture with Vodafone launched in Q2. For Q3, adjusted operating expenses also excludes approximately $5.5 million in cost of revenue related to our costs for gateways sold and recognized as revenue during the quarter. If you further adjust for these transaction expenses, our Adjusted operating expenses were closer to $46.5 million during Q2 and $60.6 million during Q3, respectively. Gross property and equipment as of September 30, 2025, June 30, 2025 and December 31, 2024 was $1,165.8 million, $906.9 million, and $460.0 million, respectively. Accumulated depreciation and amortization as of September 30, 2025, June 30, 2025 and December 31, 2024 was $158.0 million, $145.3 million, and $122.4 million, respectively. Cash Position as of September 30, 2025 and June 30, 2025 includes $15.8 million of restricted cash, respectively. Over $3.2 billion in cash, cash equivalents, restricted cash and liquidity, pro forma for convertible notes offering, monetized capped call, and aggregate proceeds and availability under the ATM facility (as of September 30, 2025). Adj. Operating Expenses1 Capital Expenditures3 Liquidity4 5 $M $B $46.52 $60.62

RECONCILIATION TO NON-GAAP MEASURES Adj. operating expenses - 3 months ended Stock-based compensation for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024 consisted of $8.0 million, $3.3 million, and $3.4 million of engineering services costs and $6.0 million, $7.2 million, and $3.4 million of general and administrative costs, respectively. Stock-based compensation for the nine months ended September 30, 2025 and 2024, respectively, consisted of $15.4 million and $7.1 million of engineering services costs and $16.9 million and $13.5 million of general and administrative costs, respectively. ($ in thousands)  Sep 30, ‘25 Jun 30, ‘25 Sep 30, '24 Cost of revenues (exclusive of items shown below) 5,511 - - Engineering services costs 40,836 28,598 21,828 General and administrative costs 29,822 27,242 15,551 Research and development costs 5,530 6,393 14,724 Depreciation and amortization 12,716 11,720 14,543 Total operating expenses 94,415 73,953 66,646 Less: Depreciation and amortization (12,716) (11,720) (14,543) Less: Stock-based compensation expense 1 (13,987) (10,525) (6,810) Total adj. operating expenses 67,712 51,708 45,293 ($ in thousands)  Sep 30, ‘25 Sep 30, '24 Cost of revenues (exclusive of items shown below) 5,803 - Engineering services costs 96,346 62,546 General and administrative costs 75,448 45,677 Research and development costs 19,058 23,435 Depreciation and amortization 35,394 54,880 Total operating expenses 232,049 186,538 Less: Depreciation and amortization (35,394) (54,880) Less: Stock-based compensation expense 2 (32,338) (20,617) Total adj. operating expenses 164,317 111,041 Adj. operating expenses - 9 months ended